EXHIBIT 10.23
AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT
     This is an Amendment, dated as of July 30, 2008, to an Executive Employment Agreement (also referred to herein as the “Agreement”) signed on June 27, 2008 by the Executive and to be effective as of the 28th day of July 2008 between United National Insurance Company (the “Company”) and J. Scott Reynolds, an individual residing at 20619 Bethel Church Road, Cornelius, NC 28031 (the “Executive”).
     WHEREAS, the Executive is to commence employment with the Company as President of United National Group under the terms of an employment agreement effective as of July 28, 2008; and
     WHEREAS, Section 4 of the Agreement entitled “Compensation” sets forth the compensation to be paid to the Executive; and
     WHEREAS, as of July 28, 2008, the Company desires to amend the Agreement;
     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive agree as follows:
     1. Section 4 of the Agreement shall be amended by adding subsection (e) as follows:
          (e) SIGNING BONUS. Upon his commencement of employment, the Executive shall receive a “signing bonus” consisting of a cash payment of $26,920, subject to all applicable federal, state and or local tax and other withholdings, which shall be paid to the Executive in the first payroll period following his commencement of employment with the Company.
     3. All other terms, conditions, provisions and limitation of the Agreement shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Executive Employment Agreement.

ATTEST:	United National Insurance Company

/s/ Caroline M. Tate	By:	/s/ David J. Myers

WITNESS:

/s/ J. Nicole Pryor	/s/ J. Scott Reynolds

J. Scott Reynolds